CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Variable Trust

We consent to the use of our reports dated March 26, 2014, with respect to the financial statements of Wells Fargo Advantage California Municipal Money Market Fund, Wells Fargo Advantage Cash Investment Money Market Fund, Wells Fargo Advantage Government Money Market Fund, Wells Fargo Advantage Heritage Money Market Fund, Wells Fargo Advantage Money Market Fund, Wells Fargo Advantage Municipal Cash Management Money Market Fund, Wells Fargo Advantage Municipal Money Market Fund, Wells Fargo Advantage National Tax-Free Money Market Fund, Wells Fargo Advantage Treasury Plus Money Market Fund, and Wells Fargo Advantage 100% Treasury Money Market Fund (collectively referred to as the Wells Fargo Advantage Money Market Funds), ten of the funds comprising the Wells Fargo Funds Trust, as of January 31, 2014, incorporated herein by reference and to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston,

May 30, 2014